EXHIBIT 21



                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------

Belair Real Estate Corporation                                Delaware

Argosy Realty Corporation                                     Delaware

Bel Residential Properties Trust                              Maryland

Katahdin Property Trust, LLC                                  Delaware